SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2010

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Farnam Street, Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On January 19, 2010, General Re Corporation (“General Re”), a wholly-owned subsidiary of Berkshire Hathaway Inc. (“Berkshire”), entered into settlements with the U.S. Department of Justice (the “DOJ”) and the Securities and Exchange Commission (the “SEC”) related to the investigations of non-traditional products previously disclosed by Berkshire. Berkshire, General Re and certain of Berkshire’s insurance subsidiaries had been fully cooperating in these investigations since General Re originally received subpoenas in January 2005.

As part of the settlements, General Re entered into a non-prosecution agreement (the “Non-Prosecution Agreement”) with the DOJ. Under the terms of the Non-Prosecution Agreement, among other things, the DOJ has agreed not to prosecute General Re for any crimes committed by General Re relating to General Re’s previously disclosed transaction with American International Group, Inc. (“AIG”) initially effected in 2000 (the “AIG Transaction”), and General Re has agreed to pay a monetary amount equal to $19,500,000 to the United States. The Non-Prosecution Agreement provides that General Re’s agreement to pay $60.5 million, exclusive of attorneys’ fees and expenses, through a pending civil class action settlement with AIG shareholders, when combined with the amounts to be paid by AIG and the other defendants, satisfies restitution with regard to the AIG Transaction. General Re also has agreed to continue to cooperate fully with the DOJ and the SEC in any ongoing investigations of individuals who may have been involved with the AIG Transaction. The Non-Prosecution Agreement acknowledges that General Re has instituted a number of internal corporate remediation measures applicable to itself and its subsidiaries and, under the terms of the Non-Prosecution Agreement, General Re has agreed to maintain such remediation measures at least during the three-year term thereof. General Re has also agreed to toll the statute of limitations for the term of the Non-Prosecution Agreement on the crimes related to the AIG Transaction, and that neither it nor its directors, executive officers or representatives will make, cause others to make or acknowledge as true any statements inconsistent with the agreed statement of facts in the Non-Prosecution Agreement. The Non-Prosecution Agreement provides that if the DOJ determines that General Re or any of its employees, officers or directors have failed to comply with or knowingly violated any of the provisions of the Non-Prosecution Agreement, have provided deliberately false, incomplete or misleading information thereunder, or have violated any provision of the federal securities laws during the term of the Non-Prosecution Agreement, General Re shall thereafter be subject to prosecution for crimes committed by and through its employees related to the AIG Transaction. The Non-Prosecution Agreement is also applicable to, and binding upon, certain subsidiaries of General Re.

In connection with the SEC settlement, which concerns the AIG transaction, as well as a separate series of interrelated transactions with Prudential Financial, Inc. during the period 1997 through 2002, General Re is permanently enjoined from aiding and abetting any violations of the books and records and internal controls provisions of Sections 13(b)(2)(A) and 13(b(2)(B) of the Securities Act of 1934, as amended, and has agreed to pay $12,221,398 in disgorgement and prejudgment interest to the SEC. General Re has also agreed not to take any action or make or permit any public statement denying any allegations in the SEC’s complaint or creating the impression that the complaint is without factual basis. If General Re breaches this agreement, the SEC may petition to vacate the General Re judgment and restore its action against General Re. The SEC settlement is subject to court approval.

Following these settlements, Berkshire is not aware of any remaining U.S. federal or state governmental investigations of any of its subsidiaries involving non-traditional products or related transactions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: January 20, 2010	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer